SECURITIES AND EXCHANGE COMMISSION

           Washington, D.C.  20549

                  Form 8-K

                CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the
        Securities Exchange Act of 1934


      Date of Report (Date of earliest event
           Reported):  June 11, 1998


 LEHMAN  ABS  CORPORATION,   (as  depositor  under  the  Pooling  and  Servicing
 Agreement, dated as of June 1, 1998, which forms Lehman Home Equity Loan Trust 1998-3)


             LEHMAN ABS CORPORATION
------------------------------------------------------------
(Exact name of registrant as specified in its charter)

         Delaware               333-39649      13-3447441
(State or Other Jurisdiction (Commission    (I.R.S. Employer
     of Incorporation)     File Number)     Identification No.)


Three World Financial Center
200 Vesey Street
New York, New York                                 10022
(Address of Principal                           (Zip Code)
 Executive Offices)


Registrant's telephone number, including area code (212) 526-7000


Item 5.  Other Events.

Filing of Derived Materials.*

         In connection with the offering of the Lehman Home Equity Loan Asset Backed Certificates, Series 1998-3 (the "Certificates"), Lehman Brothers Inc., as underwriter of the Certificates (the "Underwriter"), has prepared certain materials (the "Derived Materials") for distribution to its potential investors. Although the Registrant provided the Underwriter with certain information regarding the characteristics of the assets in the related portfolio, it did not participate in the preparation of the Derived Materials. Concurrently with the filing hereof, pursuant to Rule 311 of Regulation S-T, the Registrant is filing certain computational materials by paper filing on Form SE.

         For purposes of this Form 8-K, Derived Materials shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration; expected maturity; loss sensitivity; cash flow characteristics; background information regarding the assets; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature, as well as certain matters relating to the collateral for such transaction.

         Pursuant to Rule 424(b) under the Securities Act of 1933, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the "Form 8-K"), Lehman ABS Corporation (the "Company") is filing a prospectus and prospectus supplement with the Securities and Exchange Commission in relation to its Lehman Home Equity Loan Trust 1998-3.

Item 7.  Financial Statements, Pro Forma Financial
                  Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         99.1              Derived Materials
--------
* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus and the Prospectus Supplement of Lehman ABS Corporation, relating to its Lehman Home Equity Loan Trust 1998-3.



                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  LEHMAN ABS CORPORATION



                                  By: /s/ Martin P. Harding
                                      Name:   Martin P. Harding
                                      Title:  Managing Director



Dated:  June 10, 1998




                                  Exhibit Index


Exhibit

99.1   Derived Materials(P) ...........................................5



                                  Exhibit 99.1



         In accordance with Rule 311 of Regulation S-T, the Derived Materials are being filed on paper pursuant to Form SE.